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American Enterprise Variable Annuity Account
File No. 33-54471/811-7195

EXHIBIT INDEX

Exhibit 10:   Consent of Independent Auditors.

Exhibit 11:   Financial Statement Schedules and Report of
              Independent Auditors.

              Financial Statement Schedules:

              Schedule I Summary of Investments Other Than Investments In Related Parties
              Schedule V Valuation and Qualifying Accounts Report of Independent Auditors dated February 2, 1996.

Exhibit 14:   Financial Data Schedules.